SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 5, 2008
iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-51598	77-0259335

(Commission File Number)	(IRS Employer Identification No.)

8 Crosby Drive, Bedford, Massachusetts	01730

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 430-3000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-2.1 Agreement and Plan of Merger, dated September 5, 2008
Ex-99.1 Press Release, dated September 8, 2008

Item 1.01 Entry into a Material Definitive Agreement.
     On September 5, 2008, iRobot Corporation, a Delaware corporation (“iRobot”) and Farragut Acquisition, LLC, a North Carolina limited liability company and wholly-owned subsidiary of iRobot (“MergerCo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nekton Research, LLC, a North Carolina limited liability company (“Nekton”), and R. Gordon Caudle as members representative. Pursuant to the Merger Agreement, MergerCo will merge with and into Nekton, with Nekton remaining as the surviving entity (the “Surviving Entity”) after the merger (the “Merger”). After giving effect to the Merger, iRobot will be the sole member of the Surviving Entity. There are no material relationships among iRobot and Nekton or any of their respective affiliates or any of the other parties to the Merger Agreement or the related ancillary agreements, other than in respect of such agreements.
     At the effective time of the Merger, all outstanding membership units of Nekton will be converted into the right to receive an aggregate amount of $10.0 million subject to adjustment, upward or downward, to reflect Nekton’s working capital as of the close of business on the day immediately prior to the date on which the transactions contemplated by the Merger Agreement are consummated (the “Initial Merger Consideration”), plus up to an additional $5.0 million in earn-out payments if the Surviving Entity achieves certain business and financial milestones between the closing date of the Merger and January 1, 2011. The Merger Agreement also provides that $1.2 million of the Initial Merger Consideration will be placed into an escrow account to settle certain claims for indemnification for breaches of or inaccuracies in Nekton’s representations and warranties, covenants and agreements.
     The Merger and the Merger Agreement were unanimously approved by each of the board of directors of iRobot, the board of representatives of Nekton and the sole member of MergerCo. The Merger and Merger Agreement were approved by the requisite percentage of members of Nekton.
     The Merger Agreement contains customary representations, warranties and covenants by each of the parties. The closing of the Merger is subject to customary closing conditions.
     The foregoing description of the Merger Agreement does not purport to be a complete statement of the parties’ rights under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
     On September 8, 2008, iRobot issued a press release announcing the signing of the Merger Agreement, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

2.1*	Agreement and Plan of Merger by and among iRobot Corporation, Farragut Acquisition, LLC, Nekton Research, LLC and the Members Representative named therein, dated September 5, 2008.

99.1	Press Release issued by iRobot Corporation on September 8, 2008, furnished herewith.

*	Schedules, exhibits and similar supporting attachments or agreements to the Merger Agreement are not filed, but iRobot undertakes to furnish a supplementary copy of any schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation
September 8, 2008	By:	/s/ Glen D. Weinstein
		Name:	Glen D. Weinstein
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger by and among iRobot Corporation, Farragut Acquisition, LLC, Nekton Research, LLC and the Members Representative named therein, dated September 5, 2008.

99.1	Press Release issued by iRobot Corporation on September 8, 2008, furnished herewith.

*	Schedules, exhibits and similar supporting attachments or agreements to the Merger Agreement are not filed, but iRobot undertakes to furnish a supplementary copy of any schedule or similar attachment to the Securities and Exchange Commission upon request.